Exhibit 10.5

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission.  Asterisks denote omissions.

FIFTH AMENDMENT TO THE NOVEMBER 1, 2002 LICENSE

This Fifth Amendment, effective as of the date set forth above the signatures of the parties below, pertains to the Amended and Restated Exclusive Patent License Agreement, effective on November 1, 2002, as subsequently amended by a First Amendment on November 15, 2002, a Letter Agreement on September 12, 2003, a Letter Agreement on October 22, 2003, a Second Amendment on November 19, 2003, a Third Amendment on April 2, 2004, and a Fourth Amendment on July 17, 2004, by and between the Massachusetts Institute of Technology (“M.I.T.”) and Momenta Pharmaceuticals, Inc. (“COMPANY’)

WHEREAS, COMPANY possesses certain non-exclusive rights and desires to obtain certain exclusive rights to M.I.T. Case No. 6582, “A Method for the Mass Spectrometric Determination of the Molecular Weight of Highly Acidic (and Basic) Organic and Biological Molecules,” by Klaus Biemann and Peter Juhasz; and

WHEREAS. M.I.T. is willing to grant such rights to COMPANY;

NOW, THEREFORE, M.I.T. and COMPANY hereby agree to modify the Amended and Restated Exclusive Patent License Agreement as follows:

1.               The following definitions shall be added to Section 1:

“ANDA” shall mean a United States abbreviated new drug application, or any successor form or foreign equivalent.

“ANTICOAGULANT PRODUCT” shall mean any product that prevents, hinders or slows the clotting of blood, including, but not limited to, unfractionated heparins, low molecular weight heparins and ultra-low molecular weight heparins.

“BLA” shall mean a United States new biologics application, or any successor form or foreign equivalent.

“ENOXAPARIN PRODUCT” shall mean a generic version of Lovenox®.

“FIELD ANTICOAGULANT” shall mean (a) use in the discovery, characterization and development of ANTICOAGULANT PRODUCTS and (b) the pre-clinical and clinical testing, regulatory filing and approval, use, manufacture, quality control, commercial release specification, distribution and sale of ANTICOAGULANT PRODUCTS.

“GENERIC ANTICOAGULANT PRODUCT” shall mean a generic version of a particular branded ANTICOAGULANT PRODUCT.

“INNOVATIVE ANTICOAGULANT PRODUCT” shall mean a new chemical entity marketed as a branded ANTICOAGULANT PRODUCT.

“MARKETING APPROVAL FILING” shall mean an ANDA, BLA, NDA or SNDA.

“SNDA” shall mean a United States supplementary new drug application, or any successor form or foreign equivalent.

“TERRITORY” shall mean the world.

2.               The last sentence of Section 2.1, as amended, shall be modified to read as follows:

Upon COMPANY’s exercise of such right, the Appendix of this Agreement that describes the PATENT RIGHTS that dominate the IMPROVEMENT shall be deemed to have been amended to add the invention disclosure (and any related patent applications) covering such IMPROVEMENT, and such IMPROVEMENT and any resulting patent applications and patents shall thereafter be included in PATENT RIGHTS for all purposes of this Agreement, without any additional fee, other than the one Ten Thousand Dollar fee referred to in the previous sentence, and M.I.T. shall provide COMPANY with an updated Appendix C, D, E or H for its records.

3.               Section 2.2, as amended, shall be modified to read as follows:

Exclusivity.  In order to establish an exclusive period for COMPANY and its AFFILIATES, M.I.T. agrees that it shall not grant any other license for

(a)  PATENT RIGHTS HEPARIN in FIELD ALL BUT MACHINES, (b) PATENT RIGHTS HEPARINASE in FIELD MANUFACTURING, (c)  PATENT RIGHTS ENZYMES IN FIELD ENZYMES, but specifically excluding FIELD RESEARCH REAGENTS, and (d) PATENT RIGHTS MASSPEC in FIELD ANTICOAGULANT, in each case to develop, make, have made, use, sell, offer to sell, lease and import LICENSED PRODUCTS or to develop and perform LICENSED PROCESSES during the TERM.

4.               Section 2.5(a) shall be modified to read as follows:

M.I.T.  M.I.T. retains the right to practice under the PATENT RIGHTS for research, teaching, and educational purposes.  In addition, in accordance with the NIH Guidelines for Patenting of Research Tools, M.I.T. retains the right to grant to not-for-profit institutions, nonexclusive, non-transferable licenses under the PATENT RIGHTS HEPARIN and PATENT RIGHTS MASSPEC for use as research tools and for research purposes only, specifically not including manufacturing, quality assurance, quality control, and clinical testing of commercial products or characterization of a marketed product for commercial purposes.

5.               Section 7.2(a), as amended, shall be modified to read as follows:

COMPANY Right to Prosecute PATENT RIGHTS in Exclusive Fields.  So long as COMPANY remains the exclusive licensee of PATENT RIGHTS HEPARIN in FIELD ALL BUT MACHINES, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of PATENT RIGHTS HEPARIN in FIELD ALL BUT MACHINES, subject to Sections 7.4 and 7.5.  So long as COMPANY remains the exclusive licensee of PATENT RIGHTS HEPARINASE in FIELD MANUFACTURING, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of PATENT RIGHTS HEPARINASE in FIELD MANUFACTURING, subject to Sections 7.4 and 7.5.  So long as COMPANY remains the exclusive licensee of PATENT RIGHTS ENZYMES in FIELD ENZYMES excluding FIELD RESEARCH REAGENTS, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of PATENT RIGHTS ENZYMES in FIELD ENZYMES excluding FIELD RESEARCH REAGENTS, subject to Sections 7.4 and 7.5.  Lastly, so long as COMPANY remains the exclusive licensee of PATENT RIGHTS MASSPEC in FIELD ANTICOAGULANT, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of PATENT RIGHTS MASSPEC in FIELD ANTICOAGULANT, subject to Sections 7.4 and 7.5.  If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action.  Prior to commencing any such action, COMPANY shall consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest.  COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T.

6.               Section 7.2(b), as amended, shall be modified to read as follows:

M.I.T. Right to Prosecute PATENT RIGHTS in Exclusive Fields.  In the event that COMPANY is unsuccessful in persuading the alleged infringer of PATENT RIGHTS HEPARIN in FIELD ALL BUT MACHINES, PATENT RIGHTS HEPARINASE in FIELD MANUFACTURING, PATENT RIGHTS ENZYMES in FIELD ENZYMES excluding FIELD RESEARCH REAGENTS, or PATENT RIGHTS MASSPEC in FIELD

ANTICOAGULANT to desist or fails to have initiated an infringement action within a reasonable time after COMPANY first becomes aware of the basis for such action, M.I.T. shall have the right, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to M.I.T. If required by law, COMPANY hereby agrees that M.I.T. may include COMPANY as a party-plaintiff in any such suit, without expense to COMPANY.  Prior to commencing any such action, M.I.T. shall consult with COMPANY and shall consider the views of COMPANY regarding the advisability of the proposed action.  Further, M.I.T. shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without first consulting with and considering the views of COMPANY.  Notwithstanding the forgoing, any action taken under this Section shall be at the sole discretion of M.I.T.

7.               Section 7.2(c), as amended, shall be modified to read as follows:

M.I.T. Right to Prosecute PATENT RIGHTS in Non-Exclusive Fields.  M.I.T. shall have the right, but shall not be obligated, to prosecute at its sole control and sole expense all infringements of PATENT RIGHTS other than PATENT RIGHTS HEPARIN in FIELD ALL BUT MACHINES, PATENT RIGHTS HEPARINASE in FIELD MANUFACTURING, PATENT RIGHTS ENZYMES in FIELD ENZYMES excluding FIELD RESEARCH REAGENTS, or PATENT RIGHTS MASSPEC in FIELD ANTICOAGULANT, and M.I.T. shall keep any recovery or damages derived therefrom, whether compensatory for past infringement or punitive. If required by law, COMPANY hereby agrees that M.I.T. may include COMPANY as a party plaintiff in any such suit, without expense to COMPANY.  Prior to commencing any such action, M.I.T. shall consult with COMPANY and shall consider the views of COMPANY regarding the advisability of the proposed action.  Further, M.I.T. shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without first consulting with and considering the views of COMPANY. Lastly, in the event that COMPANY approaches M.I.T. and requests that M.I.T. commence the prosecution of an infringement of any of the PATENT RIGHTS other than the PATENT RIGHTS HEPARIN in FIELD ALL BUT MACHINES, the PATENT RIGHTS HEPARINASE in FIELD MANUFACTURING, the PATENT RIGHTS ENZYMES in FIELD ENZYMES excluding FIELD RESEARCH REAGENTS, and the PATENT RIGHTS MASSPEC in FIELD ANTICOAGULANT, M.I.T. agrees to give due consideration to the views of the COMPANY. Notwithstanding the forgoing, any action taken under this Section shall be at the sole discretion of M.I.T.

8.               Section 7.7, as amended, shall be modified to read as follows:

Right to Sublicense.  So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS HEPARIN in FIELD ALL BUT MACHINES, PATENT RIGHTS HEPARINASE in FIELD MANUFACTURING, PATENT RIGHTS ENZYMES in FIELD ENZYMES excluding FIELD RESEARCH REAGENTS, or PATENT RIGHTS MASSPEC in FIELD ANTICOAGULANT, COMPANY shall have the sole right to sublicense to any alleged infringer for future use of PATENT RIGHTS HEPARIN in FIELD ALL BUT MACHINES, PATENT RIGHTS HEPARINASE in FIELD MANUFACTURING, PATENT RIGHTS ENZYMES in FIELD ENZYMES excluding FIELD RESEARCH REAGENTS, or PATENT RIGHTS MASSPEC in FIELD ANTICOAGULANT, as the case may be, in accordance with the terms and conditions of this Agreement relating to sublicenses.  Any upfront fees as part of such sublicense shall be shared equally between COMPANY and M.I.T.; other revenues to COMPANY pursuant to such sublicense shall be treated as set forth in Article 4.

9.   In consideration of the exclusive license granted for PATENT RIGHTS MASSPEC in FIELD ANTICOAGULANT hereunder, COMPANY shall make the payments set forth in paragraphs 10 through 14 of this Fifth Amendment to M.I.T.

10.  COMPANY shall pay M.I.T. a license expansion fee of [**] Dollars ($[**]), which shall be due upon the Effective Date of this Fifth Amendment.

11.  If COMPANY, or any of its AFFILIATES, SUBLICENSEES or CORPORATE PARTNERS, submits a MARKETING APPROVAL FILING for a GENERIC ANTICOAGULANT PRODUCT other than an ENOXAPARIN PRODUCT in the TERRITORY or submits an IND for an INNOVATIVE ANTICOAGULANT PRODUCT in the TERRITORY which, in either case, includes any data generated through the practice of the PATENT RIGHTS MASSPEC, then COMPANY shall pay M.I.T. [**] Dollars ($[**]) within thirty (30) days of the first such submission for each such ANTICOAGULANT PRODUCT.

12. If COMPANY, or any of its AFFILIATES, SUBLICENSEES or CORPORATE PARTNERS, is the first party to sell a GENERIC ANTICOAGULANT PRODUCT other than an ENOXAPARIN PRODUCT in the TERRITORY and any data generated through the practice of the PATENT RIGHTS MASSSPEC is included in the MARKETING APPROVAL FILING for such GENERIC ANTICOAGULANT PRODUCT, then COMPANY shall pay M.I.T.:

(a)            [**] Dollars ($[**]) within thirty (30) days of the first sale of each such GENERIC ANTICOAGULANT PRODUCT;

(b)           [**] Dollars ($[**]) upon the first anniversary of the first sale of each such GENERIC ANTICOAGULANT PRODUCT;

(c)            [**] Dollars ($[**]) upon the second anniversary of the first sale of each such GENERIC ANTICOAGULANT PRODUCT; and

(d)           [**] Dollars ($[**]) upon the third anniversary of the first sale of each such GENERIC ANTICOAGULANT PRODUCT provided, however, that if an additional GENERIC ANTICOAGULANT PRODUCT has been marketed or sold in the TERRITORY by a party other than COMPANY, or its AFFILIATES, SUBLICENSEES or CORPORATE PARTNERS, at the time any payment referenced in the foregoing clauses (b) through (d) is due, such payment for such GENERIC ANTICOAGULANT PRODUCT shall be reduced by [**] percent ([**]%).

13. If COMPANY, or any of its AFFILIATES, SUBLICENSEES or CORPORATE PARTNERS, is the first party to sell an INNOVATIVE ANTICOAGULANT PRODUCT in the TERRITORY and any data generated through the practice of the PATENT RIGHTS MASSPEC is included in the MARKETING APPROVAL FILING for such INNOVATIVE ANTICOAGULANT PRODUCT, then COMPANY shall pay M.I.T.:

(a)            [**] Dollars ($[**]) within thirty (30) days of the first sale of each such INNOVATIVE ANTICOAGULANT PRODUCT;

(b)           [**] Dollars ($[**]) upon the first anniversary of the first sale of each such INNOVATIVE ANTICOAGULANT PRODUCT;

(c)            [**] Dollars ($[**]) upon the second anniversary of the first sale of each such INNOVATIVE ANTICOAGULANT PRODUCT; and

(d)           [**] Dollars ($[**]) upon the third anniversary of the first sale of each such INNOVATIVE ANTICOAGULANT PRODUCT provided, however, that if a generic version of any such INNOVATIVE ANTICOAGULANT PRODUCT has been marketed or sold in the TERRITORY by a party other than COMPANY, or its AFFILIATES, SUBLICENSEES or CORPORATE PARTNERS, at the time any payment referenced in the foregoing clauses (b) through (d) is due, such payment for such INNOVATIVE ANTICOAGULANT PRODUCT shall be reduced by [**] percent ([**]%).

14. If COMPANY, or any of its AFFILIATES, SUBLICENSEES or CORPORATE PARTNERS, is the first party to sell an ENOXAPARIN PRODUCT in the TERRITORY and any data generated through the practice of the PATENT RIGHTS MASS SPEC is included in the MARKETING

APPROVAL FILING for such ENOXAPARIN PRODUCT, then COMPANY shall pay M.I.T.:

(a)            [**] Dollars ($[**]) within thirty (30) days of the first sale of such ENOXAPARIN PRODUCT;

(b)           [**] Dollars ($[**]) upon the first anniversary of the first sale of such ENOXAPARIN PRODUCT;

(c)            [**] Dollars ($[**]) upon the second anniversary of the first sale of such ENOXAPARIN PRODUCT; and

(d)           [**] Dollars ($[**]) upon the third anniversary of the first sale of such ENOXAPARIN PRODUCT;

provided, however, that if an additional ENOXAPARIN PRODUCT has been marketed or sold in the TERRITORY by a party other than COMPANY, or its AFFILIATES, SUBLICENCEES or CORPORATE PARTNERS, at the time any payment referenced in the foregoing clauses (b) through (d) is due, such payment for such ENOXAPARIN PRODUCT shall be reduced by [**] percent ([**]%).

All other terms and conditions of the License Agreement shall remain unchanged.

The EFFECTIVE DATE of this Amendment is August 5, 2006.

Agreed to for:

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		MOMENTA PHARMACEUTICALS, INC.

By	/s/Lita L. Nelsen	By	/s/ Susan K. Whoriskey, Ph.D.

Name:	Lita L. Nelsen	Name:	Susan K. Whoriskey, Ph.D.

Title:	Director, Technology Licensing Office	Title:	Vice President, Licensing &
Business Development
Date :	August 3, 2006
		Date :	August 3, 2006